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                                                                       EXHIBIT 1

                                SUN BANCORP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 2001

                        CERTIFICATE OF JUDGES OF ELECTION

     We, Charles E. Benner, Gary D. Newcomer, and Melanie Garman-Shaffer, Judges of Election at the Annual Meeting of Shareholders of Sun Bancorp, Inc. held on April 26, 2001, hereby certify as follows:

          a) That we have reviewed the list of shareholders, proxies and other relevant papers and records in connection with the aforesaid meeting:

          b) That there are, and were, at the close of business on March 9, 2001, the record date for the aforesaid meeting, 6,634,807 shares of the Corporation outstanding:

          c) That we have examined all of the proxies submitted to us with respect to the aforesaid meeting:

          d) That there were present in person or by valid proxy, the holder of 5,603,400 shares:

          e) That we have counted and tabulated all ballots submitted by the aforesaid holders, in person or by proxy:

          f) That the vote for the election of three (3) directors to the Corporation whose terms end as indicated below is as follows:

Martha A. Barrick, 3 year term to expire in 2004

FOR 5,461,155                       AGAINST 142,245

Max E. Bingaman, 3 year term to expire in 2004

FOR 5,595,826                       AGAINST 7,574

Stephen J. Gurgovits, 3 year term to expire in 2004

FOR 5,508,237                       AGAINST 95,163

Robert A. Hormell, 3 year term to expire in 2004

FOR 5,586,103                       AGAINST 17,297

Robert J. McCormack, 3 year term to expire in 2004

FOR 5,462,505                       AGAINST 140,895


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Marlin T. Sierer, 3 year term to expire in 2004

FOR 5,538,707                       AGAINST 64,693

M. Mitchell Fetterolf, 2 year term to expire in 2003

FOR 5,543,544                       AGAINST 59,856

George E. Logue, Jr., 2 year term to expire in 2003

FOR 5,533,651                       AGAINST 69,749


          g) To ratify the appointment of Parente Randolph, Accountants & Consultants, as the independent auditors for Sun Bancorp, Inc. for the year 2001.

             FOR 5,574,944    AGAINST 9,895     ABSTAIN 18,560



                                                 Judges of Election

                                                 /s/ Charles E. Benner
                                                     ------------------------
                                                     Charles E. Benner

                                                 /s/ Gary D. Newcomer
                                                     ------------------------
                                                     Gary D. Newcomer

                                                 /s/ Melanie Garman-Shaffer
                                                     ------------------------
                                                     Melanie Garman-Shaffer